Exhibit 31.2

CERTIFICATION

I, Thomas Zech, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the year ended June 30, 2010 of Marshall Edwards, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 28, 2010

/s/ Thomas Zech
Thomas Zech
Chief Financial Officer